Form 10KSB, Exhibit 13
period 2003-12-31
COMMUNITY BANK OF GEORGIA INC
filed 2004-03-29
CIK 1241720

EXHIBIT 13.1




                         COMMUNITY BANK OF GEORGIA, INC.
                                (IN ORGANIZATION)
                           A DEVELOPMENT STAGE COMPANY

                              FINANCIAL STATEMENTS

                          YEAR ENDED DECEMBER 31, 2003

--------------------------------------------------------------------------------
                COMMUNITY BANK OF GEORGIA, INC. (IN ORGANIZATION)
                          A DEVELOPMENT STAGE COMPANY
                          YEAR ENDED DECEMBER 31, 2003



                                TABLE OF CONTENTS
                                -----------------



                                                                     Page
                                                                     ----

INDEPENDENT AUDITORS' REPORT . . . . . . . . . . . . . . . . . . . .  F-3


FINANCIAL STATEMENTS:

  Balance Sheets . . . . . . . . . . . . . . . . . . . . . . . . . .  F-4

  Statements of Changes in Shareholders' Deficit . . . . . . . . . .  F-5

  Statements of Loss . . . . . . . . . . . . . . . . . . . . . . . .  F-6

  Statements of Cash Flows . . . . . . . . . . . . . . . . . . . . .  F-7

  Notes to Financial Statements. . . . . . . . . . . . . . . . . . .  F-8

                          INDEPENDENT AUDITORS' REPORT
                          ----------------------------



Organizers
Community Bank of Georgia, Inc. (In Organization)
A Development Stage Company

     We have audited the accompanying balance sheets of Community Bank of Georgia, Inc. (In Organization), a development stage company, as of December 31, 2003 and 2002, and the related statements of loss, changes in shareholders' deficit and cash flows for the periods then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Community Bank of Georgia, Inc. (In Organization), a development stage company, at December 31, 2003 and 2002, and the results of its operations and its cash flows for the periods then ended, in conformity with accounting principles generally accepted in the United States of America.


/S/  THIGPEN, JONES, SEATON & CO, P.C.

February 16, 2004
Dublin, Georgia

COMMUNITY BANK OF GEORGIA, INC. (IN ORGANIZATION)
A DEVELOPMENT STAGE COMPANY
BALANCE SHEETS


----------------------------------------------------------------------------
                                                       As of December 31,
                                                         2003        2002
                                                      -----------  ---------
ASSETS
  Current Assets:
    Cash and cash equivalents - unrestricted          $   14,743   $    527
    Stock subscriptions                                3,503,653          -
                                                      -----------  ---------

     Total current assets                              3,518,396        527
                                                      -----------  ---------

  Property:
    Land                                                 278,342          -
    Real estate option                                         -     20,000
                                                      -----------  ---------

      Total property                                     278,342     20,000
                                                      -----------  ---------

       TOTAL ASSETS                                   $3,796,738   $ 20,527
                                                      ===========  =========

LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)
  Current liabilities:
    Accounts payable                                  $    5,914   $ 20,021
    Short-term borrowings                                604,000     84,000
    Accrued interest payable                               4,902        495
                                                      -----------  ---------
      Total current liabilities                          614,816    104,516
                                                      -----------  ---------

  Commitments and Contingencies
  Shareholders' Equity (Deficit):
    Common stock                                               1          1
    Additional paid in capital                                 9          9
    Stock subscription receivable                            (10)       (10)
    Common stock subscribed                            3,503,653          -
    Deficit accumulated during development stage        (321,731)   (83,989)
                                                      -----------  ---------
      Total shareholders' equity (deficit)             3,181,922    (83,989)
                                                      -----------  ---------

        TOTAL LIABILITIES AND SHAREHOLDERS'
          EQUITY (DEFICIT)                            $3,796,738   $ 20,527
                                                      ===========  =========

                 See Accompanying Notes to Financial Statements

COMMUNITY BANK OF GEORGIA, INC. (IN ORGANIZATION)
A DEVELOPMENT STAGE COMPANY
STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY (DEFICIT)


------------------------------------------------------------------------------------------------------------------------

                                                                                              Deficit
                                      Common              Additional        Stock           accumulated
                                       Stock     Common     Paid-in     Subscriptions         during
                                    Subscribed    Stock     Capital      Receivable      development stage      Total
                                    -----------  -------  -----------  ---------------  -------------------  -----------
BALANCE, DECEMBER 31, 2002          $         -  $     1  $         9  $          (10)  $          (83,989)  $  (83,989)
                                                                                                             -----------
Comprehensive loss:
  Net loss                                                                                        (237,742)    (237,742)
                                                                                                             -----------
     Total comprehensive loss                                                                                  (237,742)
                                                                                                             -----------
  Common stock issued                                                                                                 -
  Sale of common stock subscriptions  3,503,653        -            -               -                    -    3,503,653
                                    -----------  -------  -----------  ---------------  -------------------  -----------
BALANCE, DECEMBER 31, 2003          $ 3,503,653  $     1  $         9  $          (10)  $         (321,731)  $3,181,922
                                    ===========  =======  ===========  ===============  ===================  ===========

                                        See Accompanying Notes to Financial Statements

COMMUNITY BANK OF GEORGIA, INC. (IN ORGANIZATION)
A DEVELOPMENT STAGE COMPANY
STATEMENTS OF LOSS

---------------------------------------------------------------------------

                                                   Years Ended December 31,

                                                        2003       2002
                                                     ----------  ---------
REVENUES                                             $   1,200   $      -
                                                     ----------  ---------
EXPENSES:
  Accounting fees                                       19,694          -
  Consulting fees                                       17,871     75,153
  Legal fees                                            32,511          -
  Payroll expense                                       98,317          -
  Licenses and Permits                                  15,918          -
  Telephone                                              1,821        804
  Insurance                                             10,996      3,335
  Rent expense                                           4,200        700
  Interest expense                                      18,482        495
  Auto expense                                           6,000      2,000
  Office supplies                                        1,572      1,362
  Other operating expenses                              11,560        140
                                                     ----------  ---------
    TOTAL EXPENSES                                     238,942     83,989
                                                     ----------  ---------
NET LOSS                                              (237,742)   (83,989)
BEGINNING ACCUMULATED DEFICIT                          (83,989)         -
                                                     ----------  ---------
ENDING ACCUMULATED DEFICIT                           $(321,731)  $(83,989)
                                                     ==========  =========

               See Accompanying Notes to Financial Statements

COMMUNITY BANK OF GEORGIA, INC. (IN ORGANIZATION)
A DEVELOPMENT STAGE COMPANY
STATEMENTS OF CASH FLOWS


---------------------------------------------------------------------------------

                                                         Years Ended December 31,

                                                              2003        2002
                                                          ------------  ---------
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net loss                                               $  (237,742)  $(83,989)
   Adjustments to reconcile net loss to net cash used in
    operating activities-
    Change in accrued liabilities and other liabilities        (9,700)    20,516
                                                          ------------  ---------
     Net cash used in operating activities                   (247,442)   (63,473)
                                                          ------------  ---------
CASH FLOWS USED IN INVESTING ACTIVITIES -
   Land acquisition                                          (258,342)   (20,000)
                                                          ------------  ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
   Proceeds from issuance of debt                             520,000     84,000
   Stock subscriptions sold                                 3,503,653          -
   Stock subscriptions escrowed                            (3,503,653)         -
                                                          ------------  ---------
     Net cash provided by financing activities                520,000     84,000
                                                          ------------  ---------
NET INCREASE IN CASH AND CASH EQUIVALENTS                      14,216        527
CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR                      527          -
                                                          ------------  ---------
CASH AND CASH EQUIVALENTS, END OF YEAR                    $    14,743   $    527
                                                          ============  =========

               See Accompanying Notes to Financial Statements

COMMUNITY BANK OF GEORGIA, INC. (IN ORGANIZATION)
A DEVELOPMENT STAGE COMPANY
NOTES TO FINANCIAL STATEMENTS
PERIOD ENDED DECEMBER 31, 2003
================================================================================


A.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
     ------------------------------------------

     REPORTING  ENTITY  -  Community Bank of Georgia, Inc., Baxley, Georgia (the
     -----------------
     "Company") is a proposed one-bank holding company with respect to a de novo bank, Community Bank of Georgia (In Organization,the "Bank"). Prior to the Company's incorporation on April 2, 2003, a group of twenty-two organizers formed Southeast Community Investors, LLC to facilitate the initial process of organizing and forming both the Company and the Bank. The LLC was formed and became active on August 19, 2002. On April 2, 2003 the LLC's Board of Directors assigned and transferred all of the assets and liabilities of the LLC to the Company. Accordingly, all assets, liabilities, rights, revenues and expenses acquired, incurred or undertaken by the LLC from it's inception have been transferred to the Company.

     2.   CASH  AND  CASH EQUIVALENTS - For the purpose of the statement of cash
          ---------------------------
          flows, the Company considers all highly liquid debt instruments purchased with maturity of three months or less to be cash equivalents. This includes money market deposit accounts and short-term certificates of deposit.

     3.   MANAGEMENT  ESTIMATES  -  The  preparation  of financial statements in
          ---------------------
          conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     4.   INCOME  TAXES  -  The  financial statements include only those assets,
          -------------
          liabilities and results of operations which relate to the business of Community Bank of Georgia, Inc. The Company will file its income tax return on the accrual basis of accounting for federal and state income tax purposes. There is no income tax expense for the period ended December 31, 2003.

B.   SHORT-TERM BORROWINGS
     ---------------------

                                            2003
                                     ------------------
                The Bankers Bank     $          329,000
                The Bankers Bank                275,000
                                     ------------------
                     Total           $          604,000
                                     ==================

     This $329,000 borrowing is against a line of credit that has been established with The Bankers Bank. The line of credit is for $500,000 and is for the purpose of providing working capital for the developing Company. The note is secured by the guarantees of the organizers. Interest is at the prime rate less .50% as established by The Bankers Bank. The current rate is 3.50% with interest payable at maturity. The $275,000 borrowing is from The Bankers Bank to finance the acquisition of the real estate the proposed bank will be built on. This note bears interest at 4.00% which is a variable rate based on the prime rate less .25%. This note is secured by
     3.77  acres  located  on  West  Parker  Street  in  Baxley,  Georgia.


C.   RELATED  PARTY  TRANSACTIONS
     ----------------------------

     The Company has contracted with one of its organizers, Lloyd Gunter, for various consultation services related to organization and the future management of the Bank. The agreement provides for the base compensation and incentive bonus to be paid in his role as President and Chief Executive Officer of the Bank. The Company has expensed $90,000 under this agreement as of December 31, 2003. Upon the formation of the Bank, the contract will be assigned or transferred to the Bank. The entire contract will be cancelled if the Company does not receive a state bank charter from the Georgia Department of Banking and Finance.

COMMUNITY BANK OF GEORGIA, INC. (IN ORGANIZATION)
A DEVELOPMENT STAGE COMPANY
NOTES TO FINANCIAL STATEMENTS
PERIOD ENDED DECEMBER 31, 2003
================================================================================

D.   PROPERTY
     --------

     At December 31, 2003, the Company's property consisted of real estate with a cost of $278,342 for its proposed building site on 3.77 acres of land in Appling County. At December 31, 2002 the Company held a $20,000 option to purchase the property.

E.   DISCLOSURES  RELATING  TO  STATEMENT  OF  CASH  FLOWS
     -----------------------------------------------------

     CASH  FLOWS  RELATING  TO  INTEREST AND INCOME TAXES - Cash paid during the
     ----------------------------------------------------
     periods for interest and income taxes were as follows:

       Interest (net of amount capitalized)      $       14,075
                                                 ==============
       Income Taxes                              $            -
                                                 ==============

F.   COMMITMENTS  AND  CONTINGENCIES
     -------------------------------

     During 2002, the Company entered into a contract with T. Stephen Johnson & Associates, Inc. in relation to providing consulting services for the purpose of assisting in organizing a de novo bank. Under the terms of the contract, the Company will pay a total consulting fee of $50,000, with an additional fee of $5,000 due upon the filing of a bank holding company application.

Also in 2002, the Company entered into a contract with Powell, Goldstein, Frazer and Murphy LLP for legal services in conjunction with organizing a de novo bank. Estimated fees under this contract are $30,000 to $45,000.